Exhibit 10.34

SUMMARY OF 2004 RAYTHEON COMPANY EXECUTIVE SEVERANCE

POLICY AND EXECUTIVE PERQUISITES POLICY

Summary of Raytheon Company Executive Severance Policy

Upon the approval of the Management Development and Compensation Committee of the Board of Directors, the Company instituted an Executive Severance Policy (the “Severance Policy”) for the purpose of continuing the payments of compensation of executive officers for designated periods upon their separation from the Company.

The Severance Policy provides for various levels of continued compensation and benefits for the Chief Executive Officer (a “Level 1 Executive”), executive vice presidents and senior vice presidents on the Executive Leadership Team and vice presidents who are presidents of the Company’s Business Units (“Level 2 Executives”), elected vice presidents (“Level 3 Executives”), and all other appointed officers, vice presidents of a Business Unit and assistant general counsels (“Level 4 Executives”). The Severance Policy shall apply to such officers unless the continuation of compensation pursuant to the Severance Policy is otherwise addressed in a superseding written Severance Agreement, Employment Agreement, Change in Control Severance Agreement, Transition Agreement or similar agreement.

These officers will receive the following compensation upon a change in control or their separation from the Company:

Level 1 Executive: cash payment of three (3) times the executive’s base salary and annual incentive bonus target upon a change in control of the Company; or if separated from the Company for any reason other than “cause,” or “disability” or “death,” salary continuance of 2.99 times the executive’s base salary and annual incentive bonus target and the continuation of three (3) years of existing benefits and perquisites described below pursuant to the Company’s Executive Perquisites Policy.

Level 2 Executive: cash payment of three (3) times the executive’s base salary and annual incentive bonus target upon a change in control of the Company; or if separated from the Company for any reason other than “cause,” or “disability” or “death,” salary continuance of two (2) times the executive’s base salary and annual incentive bonus target and the continuation of two (2) years of existing benefits and perquisites described below pursuant to the Company’s Executive Perquisites Policy.

Level 3 Executive: cash payment of two (2) times the executive’s base salary and annual incentive bonus target upon a change in control of the Company; or if separated from the Company for any reason other than “cause,” or “disability” or “death,” salary continuance of one (1) times the executive’s base salary and annual incentive bonus target and the continuation of one year of existing benefits and perquisites awarded in accordance with the Company’s Executive Perquisites Policy.

Level 4 Executive: cash payment of salary continuance of one (1) times the executive’s base salary and annual incentive bonus and the continuation of one (1) year of existing benefits and perquisites awarded in accordance with the Company’s Executive Benefits Program.

Summary of Raytheon Company Executive Perquisites Policy

Upon the approval of the Management Development and Compensation Committee of the Board of Directors, the Company instituted an Executive Perquisites Policy for the purpose of providing executive officers and other key employees with certain benefits.

Unless otherwise provided in a superseding agreement with the Company, each executive officer of the Company is entitled to receive the following perquisites and benefits: financial planning services of up to $15,000 per year; life insurance coverage of up to five times base salary; excess liability insurance of up to $5 million; participation in the Executive Health Program (benefits of up to $2,000 per year); participation in the Executive Registry (access to medical services on business travel); car allowance of up to $18,000 per year or use of a leased automobile with a value of up to $18,000 per year; and first class commercial air travel for business purposes. The Chief Executive Officer is entitled to excess liability insurance coverage of up to $15 million and a larger car allowance. More information regarding these prerequisites may be found in the Company’s 2005 Proxy Statement filed with the Securities and Exchange Commission.